UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 3, 2008 (October 30, 2008)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

001-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On October 30, 2008, the Board of Directors of LoJack Corporation (the “Company”) elected Timothy P. O’Connor as Senior Vice President and Chief Financial Officer of the Company effective as of November 24, 2008.

Prior to accepting this position with the Company, Mr. O’Connor, 44, served as Senior Vice President, Finance Operations of American Tower Corporation, U.S. Tower Division since October 2007.  Prior to joining American Tower Corporation, Mr. O’Connor served as Vice President of Finance - Global Technology and Manufacturing at Proctor & Gamble from September 2005 through May 2007.  He served as Vice President of Finance – Personal Care Global Business Unit at The Gillette Company from September 2002 through September 2005.

Mr. O’Connor’s annual base salary will be $250,000.  Commencing with the fiscal year ending December 31, 2009, Mr. O’Connor’s annual target bonus opportunity will be 50% of his annual base salary, comprised of 40% based on meeting the Corporate Revenue target, 40% based on meeting the corporate operating income target and 20% on satisfying individual performance objectives.  Mr. O’Connor’s bonus will be guaranteed at 75% of target for the fiscal year ending December 31, 2009.  Such bonus award will be payable in the first quarter of fiscal year 2010.  Mr. O’Connor will receive a sign-on bonus of $25,000 to be paid after ninety (90) days of employment with the Company.

The Board of Directors also approved the grant of $105,000 worth of non-qualified options to be issued on the date Mr. O’Connor commences employment with the Company.  Pursuant to the LoJack Corporation 2008 Stock Incentive Plan (the “Plan”), such options to purchase shares of Company common stock will vest in four equal annual increments and will have an exercise price equal to the fair market value of Company common stock on the date of grant.  On the date he commences employment with the Company, Mr. O’Connor will also be granted the quantity of shares of time based restricted stock pursuant to the Plan equivalent in value to $105,000, which will vest 100% on the third anniversary of the date of issue.  In addition, on the date grants are made to the Company’s executive officers in February 2009, the Company shall grant to Mr. O’Connor (i) $45,000 worth of incentive restricted stock, with vesting subject to the Company satisfying operating income targets for 2009 and (ii) $45,000 worth of incentive restrictive stock issued on the same terms, and subject to the same Company performance requirements with respect to 2009 and 2010 operating income targets, as grants made to the Company’s other executive officers.

In the event that the Company terminates Mr. O’Connor’s employment other than for cause within the first twelve (12) months of employment, the Company will pay Mr. O’Connor six (6) months severance, calculated at the rate of his then current annualized base salary, and a prorated bonus payment calculated based on the assumption that the Company’s performance targets are met and not exceeded.

In addition, the Company and Mr. O’Connor will enter into a double trigger change of control agreement substantially in the form of the Double Trigger Change of Control Agreement filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 27, 2006 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits.

99.1	Press Release of LoJack Corporation dated November 3, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant)
By:	/s/ Thomas A. Wooters
Thomas A. Wooters Executive Vice President and General Counsel

Date: November 3, 2008